UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2024

CVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California	0-10140	95-3629339
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

701 North Haven Avenue, Ontario, California	91764
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 980-4030

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	CVBF	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective on July 2, 2024, CVB Financial Corp. (“CVB”) and its principal subsidiary, Citizens Business Bank (the “Bank” and with CVB, the “Company”), entered into employment agreements (each, an “Employment Agreement,” and, collectively, the “Employment Agreements”) with four of its named executive officers, namely, E. Allen Nicholson, the Company’s Executive Vice President and Chief Financial Officer, David F. Farnsworth, the Company’s Executive Vice President and Chief Credit Officer, David C. Harvey, the Company’s Executive Vice President and Chief Operating Officer, and Richard H. Wohl, the Company’s Executive Vice President and General Counsel, respectively (individually, a “NEO,” and, collectively, the “NEOs”). Although the Company has historically not provided employment agreements to any officer other than the Company’s President and CEO, the Company’s Board of Directors deemed it to be in the Company’s best interests to enter into such agreements at this time with each of the Company’s four current NEOs, in recognition of the tenure and experience, valuable skills and business acumen, and sustained excellent performance on the part of each individual NEO.

Named Executive Officers Subject to Employment Agreements (other than the President and CEO)

Mr. Nicholson is 57 years old and initially assumed the position of Executive Vice President and Chief Financial Officer of the Company in June 2016. Prior to his role at the Company, Mr. Nicholson served as chief financial officer at several other financial institutions, including Pacific Premier Bancorp (2015-16), Pacific Enterprise Bank (2015), and First Enterprise Bank (2008-14).

Mr. Farnsworth is 68 years old and commenced his position as Executive Vice President and Chief Credit Officer of the Company in July 2016. He had previously served as executive vice president of global risk management and commercial real estate risk at BBVA Compass Bank from 2006 to 2015.

Mr. Harvey is 57 years old and has served as a NEO with the Company since December 31, 2009. He initially served as the Company’s Executive Vice President and Chief Operations Officer until February 2020, when he was promoted to the position of Executive Vice President and Chief Operating Officer. Prior to his work at the Company, from 2000 to 2009, Mr. Harvey served in various executive roles at Bank of the West, including as executive vice president and commercial and treasury services manager.

Mr. Wohl is 66 years old and commenced his position as Executive Vice President and General Counsel in October 2011, although he worked for one year as deputy general counsel at First Republic Bank, from 2016-17, before returning to the Company. Prior to his work at the Company, he held various positions, including general counsel, at Indymac Bank, from 1994 to 2008, and worked for a private consulting firm from 2008-11.

Key Terms of Named Executive Officer Employment Agreements

The respective Employment Agreements for each of the Company’s NEOs provide that the applicable NEO shall be employed for a term of two years, in this instance ending on June 30, 2026, with successive renewal terms for one-year periods thereafter in each case, unless terminated by either the Company or the individual NEO.

The respective Employment Agreements further provide that each NEO shall be paid a base salary at an annual rate to be determined from time to time by the Company’s CEO and the Compensation Committee of the Company’s Board of Directors, and that the CEO and Compensation Committee will evaluate each NEO’s performance annually and may elect to adjust such base salary from time to time in their sole discretion.

During the term of his Employment Agreement, each NEO will continue to be eligible to participate each year in the Company’s Executive Performance Compensation Plan adopted under the Company’s 2023 Executive Incentive Plan, with a target metrics-based incentive opportunity of zero to sixty percent (0% to 60%) of base salary and with an additional discretionary bonus opportunity in the range of zero to twenty percent (0% to 20%) of base salary, depending on the Company’s and the applicable NEO’s achievement of performance goals and the Compensation Committee’s evaluation of the individual NEO’s overall performance.

In addition, and in accordance with the terms of the Company’s 2018 Equity Incentive Plan, the respective Employment Agreements for each NEO provide for the Compensation Committee to make additional Time RSU, Performance RSU and/or stock option or restricted stock grants to the applicable NEO annually during the term of his Employment Agreement, with an expected annual target grant date value of the underlying equity of approximately one hundred percent (100%) of such NEO’s annual base salary at time of grant, but with no minimum guaranteed annual grant date value, in such forms of awards and on such terms as may be determined from time to time by the Compensation Committee.

The performance criteria and performance targets for the Performance RSUs are to be established by the Compensation Committee and set forth in an award agreement as of the grant date. Except as described below, the Performance RSUs will vest, based on performance, at the end of their associated three-year performance periods only if the applicable NEO continues in employment with the Company through such dates.

The respective Employment Agreements also provide that, if the applicable NEO is terminated without “cause” (other than by reason of his death or disability), the Company may, in its sole discretion, consider whether or not to provide the terminated NEO with severance pay, in such amount (or no amount) as shall be determined by the Compensation Committee on a case-by-case basis. In the event the applicable NEO receives any severance benefits pursuant to the terms of his Employment Agreement (including severance benefits upon a “change-in-control” as described below), such receipt of severance benefits is conditioned upon his execution of a release of claims in favor of the Company.

In the event the applicable NEO is terminated without “cause” within 180 days before a “change-in-control” or within 12 months after a “change-in-control” or resigns for “good reason” within 12 months after a “change-in-control” (as such terms are defined in his respective Employment Agreement), he is to be paid an amount equal to the sum of two times (2x) his annual base pay, plus two times (2x) his average annual bonus granted for the preceding two calendar years during his tenure with the Company, plus a lump sum amount equal to the COBRA cost equivalent of 24 months of medical and dental coverage under the Company’s group health plans. Such aggregate amount is payable in equal installments on regular payroll dates over 18 months.

In addition, upon a change-in-control, with or without any termination of employment involving an applicable NEO, the NEO’s unvested options and Time RSUs are to vest immediately; the NEO’s Performance RSUs for any performance period for which less than two years have been completed prior to the change-in-control are to vest immediately at the target number of shares established in the applicable grant; and the NEO’s Performance RSUs for any performance period that has ended or for which at least two years of the performance period have been completed prior to the change-in-control are to vest immediately for the number of shares based on actual performance during the performance period or the completed portion of the performance period.

Furthermore, in the event that the applicable NEO dies or becomes permanently disabled during his tenure with the Company, his unvested options, Time RSUs and Performance RSUs would vest in full, with the Performance RSUs to vest at the target number of shares established in the applicable grant.

General Information

The Employment Agreements supersede the respective Severance Compensation Agreements, each dated February 1, 2022, between the Company and each NEO who is now party to an Employment Agreement, the form of which Severance Compensation Agreements was previously filed as an Exhibit to the Company’s 2022 Form 10-K, and such Severance Compensation Agreements are thus terminated and no longer in force.

The foregoing summary of the respective Employment Agreements with each of the Company’s NEOs is qualified in its entirety by reference to such Employment Agreements, a copy of the form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Form of Employment Agreement by and among CVB Financial Corp. and Citizens Business Bank, on the one hand, and each of E. Allen Nicholson, David F. Farnsworth, David C. Harvey, and Richard H. Wohl, respectively, on the other hand, effective July 2, 2024

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP.
(Registrant)

Date: July 3, 2024	By:	/s/ E. Allen Nicholson
E. Allen Nicholson
Executive Vice President and Chief Financial Officer

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